      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2000



                                                      REGISTRATION NO. 333-34916

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                ATG GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             4813                            94-3344665
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                              110 STONY POINT ROAD
                                  SECOND FLOOR
                          SANTA ROSA, CALIFORNIA 95401
                                 (707) 284-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              CLIFFORD G. RUDOLPH
                            CHIEF EXECUTIVE OFFICER
                                ATG GROUP, INC.
                              110 STONY POINT ROAD
                                  SECOND FLOOR
                          SANTA ROSA, CALIFORNIA 95401
                                 (707) 284-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              LARRY W. SONSINI, ESQ.                               THOMAS R. BROME, ESQ.
              ANDREW J. HIRSCH, ESQ.                              CRAVATH, SWAINE & MOORE
               DANIEL R. MITZ, ESQ.                                   WORLDWIDE PLAZA
               BRET M. DIMARCO, ESQ.                                 825 EIGHTH AVENUE
         WILSON SONSINI GOODRICH & ROSATI                        NEW YORK, NEW YORK 10019
             PROFESSIONAL CORPORATION                                 (212) 474-1000
                650 PAGE MILL ROAD
                PALO ALTO, CA 94304
                  (650) 493-9300

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                         AGGREGATE                              AMOUNT OF
      SECURITIES TO BE REGISTERED                   OFFERING PRICE(1)                     REGISTRATION FEE(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value per
  share.................................              $200,000,000                              $52,800
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.


(2) Previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     The purpose of this Amendment No. 1 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth below in
Item 16 of Part II.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by ATG Group, Inc. in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC registration fee........................................  52,800
NASD filing fee.............................................  20,500
Nasdaq National Market listing fee..........................       *
Printing and engraving costs................................       *
Legal fees and expenses.....................................       *
Accounting fees and expenses................................       *
Blue Sky fees and expenses..................................  10,000
Transfer Agent and Registrar fees...........................       *
Miscellaneous expenses......................................       *
                                                              ------
          Total.............................................       *
                                                              ======

---------------
* To be provided by amendment.
                            ------------------------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Our Restated Certificate of Incorporation will provide for the indemnification of directors to the fullest extent permissible under Delaware law.

     Our Bylaws will provide for the indemnification of officers, directors and third parties acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of ATG, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, we have issued unregistered securities to a limited number of persons as described below.

     - From December 1999 through April 2000, we sold an aggregate of 39,428,471 shares of Series D Preferred Stock to private investors at a purchase price of $4.44 per share for an aggregate purchase price of $175,062,411.20.

     - In connection with our acquisition of NewComm Net, Inc., in September 1999, we issued 1,250,456 shares of our common stock to certain shareholders of NewComm Net, Inc. in exchange for their shares of NewComm Net, Inc.

     - From August 1999 through December 1999, we sold an aggregate of 1,503,880 shares of Series C Preferred Stock for $1.852 per share to private investors for an aggregate purchase price of $2,784,964.70.

     - From November 1998 through December 1999, we sold 67,500,000 shares of Series B Preferred Stock for $1.482 per share to private investors for an aggregate purchase price of $100,000,035.00.

     - In July 1998, we sold 1,350,000 shares of Series A Preferred Stock for $1.482 per share to private investors for an aggregate purchase price of $2,000,000.00.

     - In July 1998, we sold 3,650,050 shares of our common stock to certain of our officers for an aggregate purchase price of $233,600.

     - In April 2000, we issued 171,900 shares of our common stock in our acquisition of all of the outstanding shares of Olympia Networking Services, Inc.

     None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients in such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationships with us to information about us.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                      DESCRIPTION OF DOCUMENT
  -------                     -----------------------
    1.1*    Form of Underwriting Agreement.
    3.1*    Form of Amended and Restated Certificate of Incorporation of
            the Registrant.
    3.2*    Form of Amended and Restated Bylaws of the Registrant.
    4.1*    Form of Registrant's Common Stock certificate.
    4.2**   Second Amended and Restated Registration Rights Agreement.
    5.1*    Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
   10.1*    Form of Indemnification Agreement entered into by the
            Registrant with each of its directors and executive
            officers.
   10.2*    1998 Stock Option Plan and forms of agreements thereunder.
   10.3*    2000 Equity Incentive Plan and forms of agreements
            thereunder.
   10.4*    2000 Employee Stock Purchase Plan.
   10.5**   Employment Agreement with Clifford G. Rudolph, dated
            November 24, 1999.
   10.6**   Employment Agreement with Robert T. Warstler, dated December
            1, 1999.
   10.7**   Employment Agreement with Thomas A. Grina, dated December 1,
            1999.
   10.8**   Employment Agreement with Curtis E. Wheeling, dated December
            1, 1999.
   10.9**   Employment Agreement with Katharine S. Klein, dated December
            1, 1999.

  EXHIBIT
  NUMBER                      DESCRIPTION OF DOCUMENT
  -------                     -----------------------
   10.10+   Carrier Service Agreement dated as of December 31, 1998 by and between Qwest Communications Corporation and Shared
            Communications Services, Inc.
   10.11+   Carrier Agreement dated as of March 14, 1998 by and between
            BellSouth Long Distance, Inc. and Shared Communications
            Services, Inc., as amended.
   10.12+   Switchless Reseller Agreement dated as of December 31, 1998 by and between Qwest Communications Corporation and Shared
            Communications Services, Inc.
   10.13    Master Service Agreement dated as of March 29, 1999 by and between Illuminet, Inc. and Advanced TelCom Group, Inc.
   10.14+   General Supply Agreement dated as of July 28, 1999 by and
            between Lucent Technologies Inc. and Advanced TelCom Group,
            Inc.
   10.15+   Clearinghouse Services Agreement dated as of May 1999 by and between SCC Communications Corp. and Advanced TelCom Group,
            Inc.
   10.16+   Lease dated as of April 26, 1999 by and between Stony Point
            East and Advanced TelCom Group, Inc.
   10.17+   Telecommunications Services Agreement dated as of March 11,
            1999 by and between Qwest Communications Corporation and
            Advanced TelCom Group, Inc., as amended.
   10.18+   License Agreement dated as of September 8, 1999 by and
            between the United States of America Department of Energy
            and Advanced TelCom Group, Inc.
   10.19+   Fiber Optic Private Network Agreement dated as of October 1,
            1999 by and between Metromedia Fiber Network Services, Inc.
            and Advanced TelCom Group, Inc.
   10.20+   Network Service Agreement dated as of October 10, 1994 by
            and between US West Communications, Inc. and Shared
            Communications, Inc., as amended.
   21.1**   Subsidiaries of Registrant.
   23.1**   Consent of KPMG LLP.
   23.2**   Consent of Arthur Andersen LLP.
   23.3*    Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).
   24.1**   Power of Attorney (see pages II-5 and II-6).
   27.1**   Financial Data Schedule.


---------------
 * To be filed by amendment.


** Previously filed.



 + Confidential treatment requested on portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.


(b) FINANCIAL STATEMENT SCHEDULES

     Schedules have not been provided because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     ATG hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by ATG for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ATG pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, ATG has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by ATG of expenses incurred or paid by a director, officer, or controlling person of ATG in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, ATG will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     ATG hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by ATG pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Rosa, State of California, on May 11, 2000.


                                          ATG GROUP, INC.

                                          By: /s/  CLIFFORD G. RUDOLPH
                                            ------------------------------------
                                            Clifford G. Rudolph, Chairman of the
                                              Board, Chief Executive Officer and
                                                          Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                     SIGNATURE                                     TITLE                       DATE
                     ---------                                     -----                       ----

              /s/ CLIFFORD G. RUDOLPH                Chairman of the Board, Chief         May 11, 2000
---------------------------------------------------    Executive Officer and Secretary
                Clifford G. Rudolph                    (principal executive officer)

                         *                           Senior Vice President and Chief
---------------------------------------------------    Financial Officer (principal
                  Thomas A. Grina                      financial officer)

                         *                           Vice President and Controller
---------------------------------------------------    (principal accounting officer)
                  Eric E. Russell

                         *                           Director
---------------------------------------------------
                   Robert Benbow

                         *                           Director
---------------------------------------------------
                 William S. Price

                         *                           Director
---------------------------------------------------
                  John G. Puente

                         *                           Director
---------------------------------------------------
                   John Watkins

                         *                           Director
---------------------------------------------------
                 Blair P. Whitaker

           *By: /s/ CLIFFORD G. RUDOLPH
    -------------------------------------------
                Clifford G. Rudolph
                 Attorney-in-Fact

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                      DESCRIPTION OF DOCUMENT
  -------                     -----------------------
    1.1*    Form of Underwriting Agreement.
    3.1*    Form of Amended and Restated Certificate of Incorporation of
            the Registrant.
    3.2*    Form of Amended and Restated Bylaws of the Registrant.
    4.1*    Form of Registrant's Common Stock certificate.
    4.2**   Second Amended and Restated Registration Rights Agreement.
    5.1*    Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
   10.1*    Form of Indemnification Agreement entered into by the
            Registrant with each of its directors and executive
            officers.
   10.2*    1998 Stock Option Plan and forms of agreements thereunder.
   10.3*    2000 Equity Incentive Plan and forms of agreements
            thereunder.
   10.4*    2000 Employee Stock Purchase Plan.
   10.5**   Employment Agreement with Clifford G. Rudolph, dated
            November 24, 1999.
   10.6**   Employment Agreement with Robert T. Warstler, dated December
            1, 1999.
   10.7**   Employment Agreement with Thomas A. Grina, dated December 1,
            1999.
   10.8**   Employment Agreement with Curtis E. Wheeling, dated December
            1, 1999.
   10.9**   Employment Agreement with Katharine S. Klein, dated December
            1, 1999.
   10.10+   Carrier Service Agreement dated as of December 31, 1998 by and between Qwest Communications Corporation and Shared
            Communications Services, Inc.
   10.11+   Carrier Agreement dated as of March 14, 1998 by and between
            BellSouth Long Distance, Inc. and Shared Communications
            Services, Inc., as amended.
   10.12+   Switchless Reseller Agreement dated as of December 31, 1998 by and between Qwest Communications Corporation and Shared
            Communications Services, Inc.
   10.13    Master Service Agreement dated as of March 29, 1999 by and between Illuminet, Inc. and Advanced TelCom Group, Inc.
   10.14+   General Supply Agreement dated as of July 28, 1999 by and
            between Lucent Technologies Inc. and Advanced TelCom Group,
            Inc.
   10.15+   Clearinghouse Services Agreement dated as of May 1999 by and between SCC Communications Corp. and Advanced TelCom Group,
            Inc.
   10.16+   Lease dated as of April 26, 1999 by and between Stony Point
            East and Advanced TelCom Group, Inc.
   10.17+   Telecommunications Services Agreement dated as of March 11,
            1999 by and between Qwest Communications Corporation and
            Advanced TelCom Group, Inc., as amended.
   10.18+   License Agreement dated as of September 8, 1999 by and
            between the United States of America Department of Energy
            and Advanced TelCom Group, Inc.
   10.19+   Fiber Optic Private Network Agreement dated as of October 1,
            1999 by and between Metromedia Fiber Network Services, Inc.
            and Advanced TelCom Group, Inc.
   10.20+   Network Service Agreement dated as of October 10, 1994 by
            and between US West Communications, Inc. and Shared
            Communications, Inc., as amended.
   21.1**   Subsidiaries of Registrant.
   23.1**   Consent of KPMG LLP.
   23.2**   Consent of Arthur Andersen LLP.

  EXHIBIT
  NUMBER                      DESCRIPTION OF DOCUMENT
  -------                     -----------------------
   23.3*    Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).
   24.1**   Power of Attorney (see pages II-5 and II-6).
   27.1**   Financial Data Schedule.


---------------

 * To be filed by amendment.



** Previously filed.



 + Confidential treatment requested on portions of this exhibit. An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.